UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 12, 2019

Fearless Films, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-31441	33-0921357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

467 Edgeley Blvd., Unit 2, Concord, ONT L4K 4E9 Canada
(Address of principal executive offices)

Registrant's telephone number, including area code: (416) 665-7297

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

1.01 Entry into a Material Definitive Agreement.

On December 12, 2019, we finalized and effected an Equity Purchase Agreement (the “Agreement”) with Crown Bridge Partners, LLC, located in New York City (“Crown Bridge”), that will provide up to $5,000,000.00 in funding to our company Under the terms of the Agreement, we have the right for a period of three years to sell to Crown Bridge, from time-to-time, shares of Fearless Films common stock up to an aggregate of $5,000,000.00. We also agreed to file with the SEC a registration statement under the Securities Act of 1933 that will register the common stock sold to Crown Bridge pursuant to the Agreement.

The Agreement provides that we have the right, but not the obligation, to deliver to Crown Bridge from time-to-time a “put notice” stating the dollar amount of common shares we intend to sell to Crown Bridge. The purchase price of the shares will be 80% of the lesser of the (i) market price when the purchase price is calculated per the Agreement, or (ii) the valuation price which is the lowest traded price of the shares during the valuation period.

Each put notice shall be (i) in a minimum amount not less than $10,000.00, and (ii) a maximum amount up to the lesser of (a) $175,000.00, or (b) 200% of the Average Daily Trading Value. The company may not deliver a new put notice until ten trading days after the clearing of the prior put notice.

In connection with the Agreement, we have issued a Commitment Note (the “Note”) to Crown Bridge in consideration of their commitment to enter into the Agreement. The Note is a convertible promissory note in the principal amount of $50,000.00 and is deemed earned in full upon execution of the Agreement and issuance of the Note. Additionally, Crown Bridge shall withhold $5,000.00 from the first put notice for reimbursement of its expenses relating to preparation of the Agreement.

The Note matures six months from its issuance, may not be prepaid and shall bear interest at the rate of ten percent (10%) per annum. The holder has the right at any time to convert all or any part of the outstanding principal amount and accrued interest into shares of Fearless Films common stock at the conversion price of $0.25 per share.

As a term of the Agreement, we entered into a Registration Rights Agreement with Crown Bridge, whereby the company agrees to register with the SEC the shares to be issued pursuant to a put notice.  Accordingly, the company has the obligation to prepare and file with the SEC within 45 days from the effective date of the Agreement, a registration statement under the Securities Act of 1933 to register all shares issuable pursuant to the Agreement.

We intend to use the proceeds from the sale of common stock pursuant to the Agreement for general corporate and working capital purposes and to fund current theatrical projects. Our Board of Directors will have the authority to apply funds to daily business and operations, or for other purposes deemed to be in the best interest of the Company.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Equity Purchase Agreement

10.2	Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fearless Films, Inc.

Date: December 17, 2019	By: /s/ Dennis dos Santos
Dennis dos Santos
Chief Executive Officer